                                                                     Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

             SILVERSTREAM SOFTWARE, INC., EOBJECT ACQUISITION CORP.,

                                  EOBJECT, INC.




                                       AND





         THE MAJOR STOCKHOLDERS AND THE INDEMNIFICATION REPRESENTATIVES












                                  April 5, 2000


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AGREEMENT AND  PLAN OF MERGER.....................................................................................1

ARTICLE I  THE MERGER.............................................................................................1
   1.1  The Merger................................................................................................1
   1.2  The Closing...............................................................................................1
   1.3  Actions at the Closing....................................................................................1
   1.4  Additional Action.........................................................................................2
   1.5  Conversion of Shares......................................................................................2
   1.6  Additional Consideration..................................................................................3
   1.7  Dissenting Shares.........................................................................................3
   1.8  Fractional Shares.........................................................................................4
   1.9  Options...................................................................................................4
   1.10  Certificate of Incorporation and By-laws.................................................................5
   1.11  No Further Rights........................................................................................5
   1.12  Closing of Transfer Books................................................................................5
   1.13  Tax and Accounting Treatment.............................................................................6

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................6
   2.1  Organization, Qualification and Corporate Power...........................................................6
   2.2  Capitalization............................................................................................6
   2.3  Authorization of Transaction..............................................................................7
   2.4  Noncontravention..........................................................................................8
   2.5  Subsidiaries..............................................................................................8
   2.6  Financial Statements......................................................................................8
   2.7  Absence of Certain Changes................................................................................9
   2.8  Undisclosed Liabilities...................................................................................9
   2.9  Tax Matters...............................................................................................9
   2.10  Assets..................................................................................................11
   2.11  Owned Real Property.....................................................................................11
   2.12  Real Property Leases....................................................................................11
   2.13  Intellectual Property...................................................................................11
   2.14  Contracts...............................................................................................13
   2.15  Accounts Receivable.....................................................................................14
   2.16  Powers of Attorney......................................................................................14
   2.17  Insurance...............................................................................................14
   2.18  Litigation..............................................................................................15
   2.19  Employees...............................................................................................15
   2.20  Employee Benefits.......................................................................................15
   2.21  Environmental Matters...................................................................................15
   2.22  Legal Compliance........................................................................................17
   2.23  Customers and Suppliers.................................................................................17
   2.24  Permits.................................................................................................17
   2.25  Certain Business Relationships With Affiliates..........................................................17
   2.26  Brokers' Fees...........................................................................................17
   2.27  Books and Records.......................................................................................17
   2.28  Disclosure..............................................................................................18


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ARTICLE III  REPRESENTATIONS AND WARRANTIES OF BUYER AND TRANSITORY SUBSIDIARY...................................18
   3.1  Organization, Qualification and Corporate Power..........................................................18
   3.2  Capitalization...........................................................................................18
   3.3  Authorization of Transaction.............................................................................18
   3.4  Noncontravention.........................................................................................19
   3.5  Reports and Financial Statements.........................................................................19
   3.6  Absence of Material Adverse Change.......................................................................20
   3.7  Litigation...............................................................................................20
   3.8  Interim Operations of Transitory Subsidiary..............................................................20
   3.9  Brokers' Fees............................................................................................20
   3.10  Disclosure..............................................................................................20

ARTICLE IV  COVENANTS............................................................................................20
   4.1  Closing Efforts..........................................................................................20
   4.2  Governmental and Third-Party Notices and Consents........................................................20
   4.3  Stockholder Approval.....................................................................................21
   4.4  Operation of Business....................................................................................21
   4.5  Access to Information....................................................................................22
   4.6  Notice of Breaches.......................................................................................23
   4.7  Exclusivity..............................................................................................23
   4.8  Expenses.................................................................................................24
   4.9  Registration Rights......................................................................................24
   4.10  Corporate Location......................................................................................24

ARTICLE V  CONDITIONS TO CONSUMMATION OF MERGER..................................................................25
   5.1  Conditions to Each Party's Obligations...................................................................25
   5.2  Conditions to Obligations of Buyer and Transitory Subsidiary.............................................25
   5.3  Conditions to Obligations of the Company.................................................................27

ARTICLE VI  INDEMNIFICATION......................................................................................28
   6.1  Indemnification by the Major Stockholders................................................................28
   6.2  Indemnification by Buyer.................................................................................28
   6.3  Indemnification Claims...................................................................................28
   6.4  Survival of Representations and Warranties...............................................................31
   6.5  Limitations..............................................................................................32
   6.6  Appointment, Liability and Authority of Indemnification Representatives; Successors and Assignees........33

ARTICLE VII  TERMINATION.........................................................................................34
   7.1  Termination of Agreement.................................................................................34
   7.2  Effect of Termination....................................................................................35

ARTICLE VIII  DEFINITIONS........................................................................................35

ARTICLE IX  MISCELLANEOUS........................................................................................37
   9.1  Press Releases and Announcements.........................................................................37


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   9.2  No Third Party Beneficiaries.............................................................................37
   9.3  Entire Agreement.........................................................................................37
   9.4  Succession and Assignment................................................................................37
   9.5  Counterparts and Facsimile Signature.....................................................................37
   9.6  Headings.................................................................................................37
   9.7  Notices..................................................................................................38
   9.8  Governing Law............................................................................................38
   9.9  Amendments and Waivers...................................................................................38
   9.10  Severability............................................................................................39
   9.11  Submission to Jurisdiction..............................................................................39
   9.12  Construction............................................................................................39

Exhibits:

Exhibit A.........Investment Representation Letter
Exhibit B.........Form of Opinion from Counsel to the Company
Exhibit C.........Form of Non-Competition and Non Solicitation Agreement
Exhibit D.........Form of Invention and Non-Disclosure Agreement
Exhibit E.........Form of Non Solicitation Agreement
Exhibit F.........Offer Letter
Exhibit G.........Form of Employee Release
Exhibit H.........Form of Opinion from Counsel to Buyer


Schedules:

Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is entered into as of April 5, 2000 by and among SilverStream Software, Inc., a Delaware corporation ("BUYER"), eObject Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer ("TRANSITORY SUBSIDIARY"), eObject, Inc., a Delaware corporation (the "COMPANY"), and the Major Stockholders and the Indemnification Representatives (as defined below). Buyer, Transitory Subsidiary, the Company, the Major Stockholders and the Indemnification Representatives are referred to collectively herein as the "PARTIES."

         WHEREAS, this Agreement contemplates a merger of Transitory Subsidiary into the Company. In such merger, the stockholders of the Company will receive common stock of Buyer and cash in exchange for their shares of the Company's capital stock; and

         WHEREAS, the parties intend that such merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

         NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                    ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. Upon and subject to the terms and conditions of this Agreement, Transitory Subsidiary shall merge with and into the Company (with such merger referred to herein as the "MERGER") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "SURVIVING Corporation"). The "EFFECTIVE TIME" shall be the time at which the Surviving Corporation files a certificate of merger or other appropriate documents (the "CERTIFICATE OF MERGER") prepared and executed in accordance with Section 251(c) of the Delaware General Corporation Law (the "CORPORATION LAW") with the Secretary of State of the State of Delaware. The Merger shall have the effects set forth in Section 259 of the Corporation Law.

         1.2 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Hale and Dorr LLP in Boston, Massachusetts, commencing at 10:00 a.m. local time on April 6, 2000, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three business days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in
Article V hereof (the "CLOSING DATE").

         1.3      ACTIONS AT THE CLOSING.  At the Closing:

                  (a) the Company shall deliver to Buyer and Transitory Subsidiary the various certificates, instruments and documents referred to in
Section 5.2;

                  (b) Buyer and Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in
Section 5.3;

                  (c) the Surviving Corporation shall file with the Secretary of State of the State of Delaware the Certificate of Merger; and

                  (d) each of the stockholders of the Company immediately prior to the Effective Time (the "COMPANY STOCKHOLDERS") shall deliver to Buyer the certificate(s) representing his, her or its Common Shares (as defined below).

         1.4 ADDITIONAL ACTION. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement. Promptly following the Closing, Buyer shall deliver certificates for the Merger Shares (as defined below) to each Company Stockholder in accordance with Section 1.5.

         1.5 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any securities:

                  (a) Each share of common stock, $0.01 par value per share, of the Company ("COMMON SHARES") issued and outstanding immediately prior to the Effective Time, including the exercise of all Vested Options (as defined in Section 1.9(a) below) (other than Common Shares owned beneficially by Buyer or Transitory Subsidiary, Dissenting Shares (as defined below) and Common Shares held in the Company's treasury), shall be converted into and represent the right to receive a number of shares of Buyer's Common Stock, $.001 par value per share ("BUYER COMMON STOCK"), equal to the Conversion Ratio. The "CONVERSION RATIO" shall be equal to (i) $38,000,000 divided by (ii) the product of (A) the average of the last reported sales price per share of the Buyer Common Stock on the Nasdaq National Market over the 30 consecutive trading days ending on the trading day that is two trading days prior to the date of issuance (the "MERGER SHARES AVERAGE PRICE") multiplied by (B) the number of issued and outstanding Common Shares immediately prior to the Closing. The shares of Buyer Common Stock being delivered hereunder are referred to as the "MERGER SHARES."

                  (b) Each Common Share held in the Company's treasury immediately prior to the Effective Time and each Common Share owned beneficially by Buyer or Transitory Subsidiary shall be canceled and retired without payment of any consideration therefor.

                  (c) Each share of common stock, $.01 par value per share, of Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $.01 par value per share, of the Surviving Corporation.

                  (d) Each of the Merger Shares shall be validly issued, fully paid, and non-assessable.

         1.6      ADDITIONAL CONSIDERATION.

                  (a) Upon the occurrence of a Contingent Event (as defined below), each former Company Stockholder who held issued and outstanding Common Shares immediately prior to the Effective Time, including Common Shares received upon exercise of Vested Options (other than Common Shares owned beneficially by Buyer or Transitory Subsidiary, Dissenting Shares and Common Shares held in the Company's treasury), shall be entitled to receive a portion of the Additional Consideration (as defined below) equal to a fraction, (i) the numerator of which is the number of Common Shares held by such former Company Stockholder immediately prior to the Effective Time, including Common Shares received upon exercise of Vested Options and (ii) the denominator of which is the number of all issued and outstanding Common Shares outstanding immediately prior to the Effective Time, including the exercise of all Vested Options (other than Common Shares owned beneficially by Buyer or Transitory Subsidiary and Common Shares held in the Company's treasury).

                  (b) As used herein, the following terms have the following meanings:

                           (i)      "ADDITIONAL CONSIDERATION" means (A) if the
average of the last reported sales price per share of the Buyer Common Stock on the Nasdaq National Market over the 30 consecutive trading days ending on the trading day that is two trading days prior to the Contingent Event (the "ADDITIONAL CONSIDERATION AVERAGE PRICE") is greater than $40, that number of shares of Buyer Common Stock equal to $7,000,000 divided by the Additional Consideration Average Price, or (B) if the Additional Consideration Average Price is equal to or less than $40, (1) 175,000 shares of Buyer Common Stock and
(2) a cash payment equal to the difference between (x) $7,000,000 and (y) the result obtained from multiplying 175,000 by the Additional Consideration Average Price.

                           (ii)     "CONTINGENT EVENT" means the earlier of: (A)
the date of release to production of a commercially available release of the SilverStream Portal Product that incorporates the eObject personalization product; (B) the date which is three business days after the completion of all work to be completed by the Surviving Corporation necessary for the incorporation of the eObject personalization product into the SilverStream Portal Product; or (C) as otherwise mutually agreed upon by David Litwack and Jeffrey Broberg. In the event that the Contingent Event shall not have occurred on that date which is six (6) months following the Effective Time, Buyer shall promptly notify each of Jeffrey Broberg and the Indemnification Representatives in writing of the reasons why the Contingent Event has not occurred and the steps necessary to complete the work.

         1.7      DISSENTING SHARES.

                  (a) For purposes of this Agreement, "DISSENTING SHARES" means Common Shares held as of the Effective Time by a Company Stockholder who has not voted such

Common Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the Corporation Law and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive the Merger Shares or the Additional Consideration, unless such Company Stockholder shall have forfeited his, her or its right to appraisal under the Corporation Law or properly withdrawn, his, her or its demand for appraisal. If such Company Stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares (and be eligible for the Additional Consideration) issuable in respect of such Common Shares pursuant to Section 1.5.

                  (b) The Company shall give Buyer (i) prompt notice of any written demands for appraisal of any Common Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Corporation Law. The Company shall not, except with the prior written consent of Buyer, make any payment with respect to any demands for appraisal of Common Shares or offer to settle or settle any such demands.

         1.8 FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Buyer Common Stock shall be issued to former Company Stockholders upon the surrender for exchange of Common Shares or pursuant to
Section 1.6 (including any Common Shares referred to in the last sentence of Section 1.7(a)) ("CERTIFICATES"), and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of Buyer with respect to any fractional shares that would have otherwise been issued to such former Company Stockholders. In lieu of any fractional shares that would have otherwise been issued, each former Company Stockholder that would have been entitled to receive a fractional share shall, upon proper surrender of such person's Certificates, receive such whole number of shares of Buyer Common Stock as is equal to the precise number of shares to which such person would be entitled, rounded up or down to the nearest whole number (with a fractional interest equal to .5 rounded up to the nearest whole number).

         1.9      OPTIONS.

                  (a) As of the Effective Time, all options to acquire Common Shares issued under the Company's 1999 Stock Plan and the 2000 Stock Plan (collectively, the "PLANS") which are not fully vested (the "ASSUMED OPTIONS") shall be assumed by Buyer. (All options to purchase Common Shares issued by the Company pursuant to the Plans which are fully vested (the "VESTED OPTIONS") shall be exercised and the Common Shares issued thereunder shall participate in the Merger pursuant to Section 1.5(a) above and in the Additional Consideration pursuant to Section 1.6 above.) It is agreed and understood that all options granted under either of the Plans on or before March 14, 2000 are Vested Options. Immediately after the Effective Time, each Assumed Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Assumed Option at the Effective Time, such number of shares of Buyer Common Stock as is equal to the number of Common Shares subject to the unexercised portion of such Assumed Option multiplied by the Conversion Ratio (with any fraction resulting from such multiplication to be rounded to the nearest whole number). The exercise price per share of each such Assumed Option shall be equal to the exercise price of such Assumed Option immediately prior to the Effective Time, divided by the Conversion Ratio (rounded up to the nearest whole cent). The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all of the other terms of the Assumed Options shall otherwise remain unchanged.

                  (b) As soon as practicable after the Effective Time, Buyer or the Surviving Corporation shall deliver to the holders of Assumed Options appropriate notices setting forth such holders' rights pursuant to such Assumed Options, as amended by this Section 1.9, and the agreements evidencing such Assumed Options shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 1.9 and such notice).

                  (c) Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Assumed Options assumed in accordance with this
Section 1.9.

                  (d) The Company shall obtain, prior to the Closing, the consent from each holder of an Assumed Option to the amendment of such Assumed Option pursuant to this Section 1.9 (unless such consent is not required under the terms of the applicable agreement, instrument or plan).

         1.10     CERTIFICATE OF INCORPORATION AND BY-LAWS.

                  (a) The Certificate of Incorporation of the Surviving Corporation immediately following the Effective Time shall be the same as the Certificate of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time except that (i) the name of the corporation set forth therein shall be changed to the name of the Company and (ii) the identity of the incorporator shall be deleted.

                  (b) The By-laws of the Surviving Corporation immediately following the Effective Time shall be the same as the By-laws of Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

         1.11 NO FURTHER RIGHTS. From and after the Effective Time, no Common Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except for the right to receive the Merger Shares and the Additional Consideration and such other rights as provided herein or by law.

         1.12 CLOSING OF TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Common Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to Buyer or the Surviving Corporation, they shall be canceled and exchanged for shares of Buyer Common Stock in accordance with
Section 1.5, subject to applicable law in the case of Dissenting Shares.

         1.13 TAX AND ACCOUNTING TREATMENT. It is expected that the Merger would constitute a tax-free reorganization for U.S. Federal income tax purposes. The Merger is to be accounted for by the purchase method of accounting.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule provided by the Company to Buyer on the date hereof and accepted by Buyer (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II. For purposes of this Article II, the phrase "to the knowledge of the Company" or any phrase of similar import shall be deemed to refer to the actual knowledge of the executive officers of the Company.

         2.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to Buyer complete and accurate copies of its Certificate of Incorporation and By-laws. The Company is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws. For purposes of this Agreement, "COMPANY MATERIAL ADVERSE EFFECT" means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company, taken as a whole.

         2.2      CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of (i) 20,000,000 Common Shares, of which, as of the date of this Agreement, 11,158,500 shares were issued and outstanding and no shares were held in the treasury of the Company. Section 2.2(a) of the Disclosure Schedule sets forth a complete and accurate list of all stockholders of the Company, indicating the number and class or series of Common Shares held by each stockholder. All of the issued and outstanding Common Shares are, and all Common Shares that may be issued upon exercise of all outstanding Assumed Options and Vested Options (collectively, "OPTIONS") will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid,

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nonassessable and free of all preemptive rights. There are no shares of
Preferred Stock issued and outstanding. No entity or person has any right to repurchase any Common Shares.

                  (b) Section 2.2(b) of the Disclosure Schedule sets forth a complete and accurate list of all outstanding Options, indicating (i) the holder thereof, (ii) the number and class or series of Common Shares subject to each Option, (iii) the exercise price, date of grant, vesting schedule and expiration date for each Option, and (iv) any terms regarding the acceleration of vesting. Since March 14, 2000, the Company has not issued any options to acquire Common Shares under the Plans which provide for accelerated vesting upon a change in control. Other than the Plans, the Company has no stock option plans and other stock or equity-related plans. Other than as disclosed in Section 2.2(b) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

                  (c) Other than as contained in the Company's By-laws, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act of 1933, as amended ("SECURITIES ACT"), or sale or transfer (including, without limitation, agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. To the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company.

                  (d) All of the issued and outstanding Common Shares were issued in compliance with applicable federal and state securities laws.

         2.3 AUTHORIZATION OF TRANSACTION. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by the required stockholder vote (the "REQUISITE STOCKHOLDER APPROVAL"), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the Board of Directors of the Company, at a meeting duly called and held, by the unanimous vote of all directors or, by unanimous written consent executed by all of the directors of the Company in accordance with the applicable provisions of the Corporation Law,(i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the Corporation Law , and (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of Company vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be subject to or limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered at law or in equity).

         2.4 NONCONTRAVENTION. Subject to the filing of the Certificate of Merger as required by the Corporation Law, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "GOVERNMENTAL ENTITY"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which the Company is bound or to which any of its assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or
(ii) any notice, consent or waiver the absence of which would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest (as defined below) upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement:
"SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (iii) liens for taxes not yet due and payable, and (iv) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company; and "ORDINARY COURSE OF BUSINESS" means the ordinary course of the Company's business, consistent with past custom and practice (including with respect to frequency and amount).

         2.5 SUBSIDIARIES. There are no corporations, partnerships, joint ventures or other entities in which the Company has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein.

         2.6 FINANCIAL STATEMENTS. The Company has provided to Buyer the unaudited consolidated balance sheet and statements of income, changes in stockholders' equity as of and for the period from inception, through February 29, 2000 (the "MOST RECENT BALANCE SHEET DATE"). Such financial statements (collectively, the "FINANCIAL STATEMENTS") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis, fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company; PROVIDED, HOWEVER, that the Financial Statements are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes.

         2.7 ABSENCE OF CERTAIN CHANGES. Since the Most Recent Balance Sheet Date, (a) there has occurred no event or development which has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect, and (b) the Company has not taken any of the actions set forth in paragraphs (a) through (o) of Section 4.4.

         2.8 UNDISCLOSED LIABILITIES. The Company has no liabilities (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet referred to in Section 2.6 (the "MOST RECENT BALANCE SHEET"), (b) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

         2.9      TAX MATTERS.

                  (a) For purposes of this Agreement, the following terms shall have the following meanings:

                           (i)      "TAXES" means all taxes, charges, fees,
levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

                           (ii)     "TAX RETURNS" means all reports, returns,
declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

                  (b) The Company has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. The Company is not nor has it ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. The Company has paid on a timely basis all Taxes that were due and payable. The unpaid Taxes of the Company for tax periods through the Most Recent Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet. The Company has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period) other than the Company. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

                  (c) The Company has delivered to Buyer complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since January 1, 1999. The Company has delivered or made available to Buyer complete and accurate copies of all other Tax Returns of the Company, together with all related examination reports and statements of deficiency for all periods from and after January 1, 1999. No examination or audit of any Tax Return of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. The Company has not been informed by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

                  (d) The Company: (i) is not a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company are subject to an election under Section 341(f) of the Code; (ii) has not been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has not made any payments, is not obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under
Section 280G of the Code; (iv) has no actual or potential liability for any Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (v) is not nor has it been required to make a basis reduction pursuant to Treasury Regulation
Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

                  (e) None of the assets of the Company: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

                  (f) The Company has not undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to
Section 481 of the Code.

                  (g) No state or federal "net operating loss" of the Company determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of

Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

         2.10 ASSETS. The Company owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear). No asset of the Company (tangible or intangible) is subject to any Security Interest.

         2.11     OWNED REAL PROPERTY.  The Company owns no real property.

         2.12 REAL PROPERTY LEASES. Section 2.12 of the Disclosure Schedule lists all real property leased or subleased to or by the Company or any Subsidiary and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to Buyer complete and accurate copies of the leases and subleases (as amended to date) listed in Section 2.12 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 2.12 of the Disclosure Schedule:

                  (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

                  (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

                  (c) neither the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such lease or sublease;

                  (d) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

                  (e) the Company is not aware of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Company of the property subject thereto.

         2.13     INTELLECTUAL PROPERTY.

                  (a) The Company owns or has the right to use all Intellectual Property (as defined below) necessary (i) to use, develop, market and distribute the products developed, marketed, sold or licensed, and to provide the services provided, by the Company to other parties (together, the "CUSTOMER DELIVERABLES") or (ii) to operate the Company's internal systems that are material to the business or operations of the Company, including, without limitation, computer hardware systems, software applications and embedded systems (the "INTERNAL SYSTEMS"; the Intellectual Property owned by or licensed to the Company and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the "COMPANY INTELLECTUAL PROPERTY"). Each item of Company Intellectual Property will be owned or available for use by the Surviving Corporation immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. The Company has taken all commercially reasonable measures to protect the proprietary nature of each item of Company Intellectual Property. To the knowledge of the Company, (a) no other person or entity has any rights to any of the Company Intellectual Property owned by the Company (except pursuant to agreements or licenses specified in Section 2.13(c) of the Disclosure Schedule), and (b) no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property. For purposes of this Agreement, "INTELLECTUAL PROPERTY" means all (i) patents and patent applications, (ii) copyrights and registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, and copyrightable works, (vi) trademarks, service marks, trade names, domain names and applications and registrations therefor and (vii) other proprietary rights relating to any of the foregoing. Section 2.13(a) of the Disclosure Schedule lists each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Company.

                  (b) To the knowledge of the Company, none of the Customer Deliverables, or the development, marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. To the knowledge of the Company, none of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. Section 2.13(b) of the Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by the Company alleging any such infringement, violation or misappropriation; and the Company has provided to Buyer complete and accurate copies of all written documentation in the possession of the Company relating to any such complaint, claim, notice or threat. The Company has provided to Buyer complete and accurate copies of all written documentation in the Company's possession relating to claims or disputes known to the Company concerning any Company Intellectual Property.

                  (c) Section 2.13(c) of the Disclosure Schedule identifies each license or other agreement (or type of license or other agreement) pursuant to which the Company has licensed, distributed or otherwise granted any rights to any third party with respect to, any Company Intellectual Property.

                  (d) Section 2.13(d) of the Disclosure Schedule identifies each item of Company Intellectual Property that is owned by a party other than the Company, and the license or agreement pursuant to which the Company uses it (excluding off-the-shelf software programs licensed by the Company pursuant to "shrink wrap" licenses).

                  (e) The Company has not disclosed the source code for any of the software owned by the Company (the "Software") or other confidential information constituting, embodied in or pertaining to the Software to any person or entity, except to Buyer and pursuant to the agreements listed in
Section 2.13(e) of the Disclosure Schedule, and the Company has taken commercially reasonable measures to prevent disclosure of such source code.

                  (f) All of the copyrightable materials (including Software) incorporated in or bundled with the Customer Deliverables have been created by employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Company. No portion of such copyrightable materials was jointly developed with any third party.

         2.14     CONTRACTS.

                  (a) Section 2.14 of the Disclosure Schedule lists the following agreements (written or oral) to which the Company is a party as of the date of this Agreement:

                           (i)      any agreement (or group of related
agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $10,000 per annum or having a remaining term longer than twelve (12) months;

                           (ii)     any agreement (or group of related
agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $20,000, or (C) in which the Company has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

                           (iii)    any agreement establishing a partnership or
joint venture;

                           (iv)     any agreement (or group of related
agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $10,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                           (v)      any agreement concerning confidentiality or
noncompetition where the Company is bound to maintain information as confidential or not to compete;

                           (vi)     any employment or consulting agreement;

                           (vii)    any agreement involving any officer,
director or stockholder of the Company or any affiliate (an "AFFILIATE"), as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), thereof;

                           (viii)   any agreement under which the consequences
of a default or termination would reasonably be expected to have a Company Material Adverse Effect;

                           (ix)     any agreement which contains any provisions
requiring the Company to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business); and

                           (x)      any other agreement (or group of related
agreements) either involving more than $25,000 or not entered into in the Ordinary Course of Business.

                  (b) The Company has delivered to Buyer a complete and accurate copy of each agreement listed in Sections 2.13 and 2.14 of the Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such contract.

         2.15 ACCOUNTS RECEIVABLE. All accounts receivable of the Company reflected on the Most Recent Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Most Recent Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Most Recent Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent Balance Sheet.

         2.16 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company.

         2.17 INSURANCE. Section 2.17 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, and the Company will not be liable for retroactive premiums or similar payments, and the Company is otherwise in compliance in all material respects with the terms of such policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

         2.18 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a "LEGAL PROCEEDING") which is pending or has been threatened in writing against the Company which (a) seeks either damages in excess of $50,000 or equitable relief or (b) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

         2.19     EMPLOYEES.

                  (a) Section 2.19 of the Disclosure Schedule contains a list of all employees of the Company, along with the position and the annual rate of compensation of each such person. Each such employee has entered into a confidentiality/assignment of inventions agreement with the Company, a copy of which has previously been delivered to Buyer. Section 2.19 of the Disclosure Schedule contains a list of all employees of the Company who are a party to a non-competition agreement with the Company; copies of such agreements have previously been delivered to Buyer.

                  (b) The Company is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company.

         2.20 EMPLOYEE BENEFITS. Section 2.20 of the Disclosure Schedule lists all Employee Benefit Plans of the Company. Since December 31, 1999, the Company has not paid any bonus or other extraordinary benefit to any of its employees other than option grants. "EMPLOYEE BENEFIT PLAN" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         2.21     ENVIRONMENTAL MATTERS.

                  (a) The Company has complied in all material respects with all applicable Environmental Laws (as defined below). There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental

Entity, relating to any Environmental Law involving the Company or any Subsidiary. For purposes of this Agreement, "ENVIRONMENTAL LAW" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

                  (b) There have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company or a Subsidiary while the Company owned, operated or controlled such real property or facility. With respect to any such releases of Materials of Environmental Concern, the Company or such Subsidiary has given all required notices to Governmental Entities (copies of which have been provided to Buyer). The Company is not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Company or a Subsidiary that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company or a Subsidiary. For purposes of this Agreement, "MATERIALS OF ENVIRONMENTAL CONCERN" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

                  (c)      Set forth in Section 2.21(c) of the Disclosure
Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company or a Subsidiary (whether conducted by or on behalf of the Company or a Subsidiary or a third party, and whether done at the initiative of the Company or a Subsidiary or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of or access to. A complete and accurate copy of each such document has been provided to Buyer.

                  (d) The Company is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any Subsidiary.

         2.22 LEGAL COMPLIANCE. The Company, and the conduct and operations of its business, is in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

         2.23 CUSTOMERS AND SUPPLIERS. Section 2.23 of the Disclosure Schedule sets forth a list of (a) the largest ten (10) customers of the Company during the last full fiscal year or the interim period through the Most Recent Balance Sheet Date and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product to the Company.

         2.24 PERMITS. Section 2.24 of the Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under environmental laws and those relating to the occupancy or use of owned or leased real property) ("PERMITS") issued to or held by the Company. Such listed Permits are the only Permits that are required for the Company to conduct their respective businesses as presently conducted or as proposed to be conducted, except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Each such Permit is in full force and effect and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened. Each such Permit will continue in full force and effect immediately following the Closing.

         2.25 CERTAIN BUSINESS RELATIONSHIPS WITH AFFILIATES. No Affiliate of the Company (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, or (c) owes any money to, or is owed any money by, the Company other than the Company's obligation to pay salaries to its employees.
Section 2.25 of the Disclosure Schedule describes any transactions or relationships between the Company and any Affiliate thereof which have occurred or existed since the Company's inception.

         2.26 BROKERS' FEES. The Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         2.27 BOOKS AND RECORDS. The minute books and other similar records of the Company contain complete and accurate records of all actions taken at any meetings of the Company's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in accordance with good business and bookkeeping practices.

         2.28 DISCLOSURE. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Disclosure Schedule or any certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                            AND TRANSITORY SUBSIDIARY

         Each of Buyer and Transitory Subsidiary represents and warrants to the Company as follows:

         3.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Each of Buyer and Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Buyer is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Buyer Material Adverse Effect (as defined below). Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Buyer has furnished or made available to the Company complete and accurate copies of its Certificate of Incorporation and By-laws. Buyer is not in default under or in violation of any provision of its Certificate of Incorporation or Bylaws. For purposes of this Agreement, "BUYER MATERIAL ADVERSE EFFECT" means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of Buyer and its subsidiaries, taken as a whole.

         3.2 CAPITALIZATION. The authorized capital stock of Buyer consists of (a) 100,000,000 shares of Buyer Common Stock, of which 19,616,814 shares were issued and outstanding as of the close of business on March 24, 2000, and (b) 2,000,000 shares of Preferred Stock, $.001 par value per share, of which no shares are issued or outstanding. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. The Merger Shares and shares of Buyer Common Stock in the Additional Consideration will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

         3.3 AUTHORIZATION OF TRANSACTION. Each of Buyer and Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by Buyer and Transitory

Subsidiary of this Agreement and the consummation by Buyer and Transitory Subsidiary of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer and Transitory Subsidiary, respectively. This Agreement has been duly and validly executed and delivered by Buyer and Transitory Subsidiary and constitutes a valid and binding obligation of Buyer and Transitory Subsidiary, enforceable against them in accordance with its terms.

         3.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act and the filing of the Certificate of Merger as required by the Corporation Law, neither the execution and delivery by Buyer or Transitory Subsidiary of this Agreement nor the consummation by Buyer or Transitory Subsidiary of the transactions contemplated hereby will (a) conflict with or violate any provision of the charter or By-laws of Buyer or Transitory Subsidiary, (b) require on the part of Buyer or Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity,
(c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Buyer or Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or
(ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or Transitory Subsidiary or any of their properties or assets.

         3.5 REPORTS AND FINANCIAL STATEMENTS. Buyer has previously furnished or made available to the Company complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K and Proxy Statement for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission (the "SEC") and (b) all other reports filed by Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since December 31, 1999 (such reports are collectively referred to herein as the "BUYER REPORTS"). The Buyer Reports constitute all of the documents required to be filed by Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from December 31, 1999 through the date of this Agreement. The Buyer Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements set forth in the Registration Statement on Form S-1 filed with the SEC on January 5, 2000 (the "REGISTRATION STATEMENT") (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of interim financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of Buyer.

         3.6 ABSENCE OF MATERIAL ADVERSE CHANGE. Since December 31, 1999, there has occurred no event or development which has had, or could reasonably be expected to have in the future, a Buyer Material Adverse Effect.

         3.7 LITIGATION. Except as disclosed in Buyer Reports, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to Buyer's knowledge, threatened against Buyer or any subsidiary of Buyer which, if determined adversely to Buyer or such subsidiary, could have, individually or in the aggregate, a Buyer Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

         3.8 INTERIM OPERATIONS OF TRANSITORY SUBSIDIARY. Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement.

         3.9 BROKERS' FEES. Neither Buyer nor Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         3.10 DISCLOSURE. No representation or warranty by Buyer contained in this Agreement, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                                    COVENANTS

         4.1 CLOSING EFFORTS. Each of the Parties shall use its best efforts, to the extent commercially reasonable ("REASONABLE BEST EFFORTS"), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, using its Reasonable Best Efforts to ensure that (a) its representations and warranties remain true and correct in all material respects through the Closing Date and (b) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

         4.2      GOVERNMENTAL AND THIRD-PARTY NOTICES AND CONSENTS.

                  (a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.

                  (b) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in Section 2.4 of the Disclosure Schedule.

         4.3 STOCKHOLDER APPROVAL. The Company shall use its Reasonable Best Efforts to obtain, as promptly as practicable, the Requisite Stockholder Approval, either at a special meeting of stockholders or pursuant to a written stockholder consent, all in accordance with the applicable requirements of the Corporation Law. Each of Jeffrey Broberg, John Murphy, Stephen Craig, Donald Emery and John Sloane (collectively, the "MAJOR STOCKHOLDERS") agree to vote their Common Shares in favor of the Merger and the other transactions described in this Agreement.

         4.4 OPERATION OF BUSINESS. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not, without the written consent of Buyer:

                  (a) issue or sell, or redeem or repurchase, any stock or other securities of the Company or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities or Options outstanding on the date hereof), or amend any of the terms of (including without limitation the vesting of) any such convertible securities or Options;

                  (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                  (c) create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity, in any such case, in excess of $50,000;

                  (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
Section 2.20 or (except for
normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits, or materially modify the employment terms, of its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees (except for employee salaries and existing payment obligations listed in Section 2.20 of the Disclosure Schedule);

                  (e) acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

                  (f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest other than purchase money security interests;

                  (g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business or as otherwise contemplated hereby;

                  (h) amend its charter, by-laws or other organizational documents;

                  (i) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

                  (j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

                  (k) make or commit to make any capital expenditure in excess of $25,000 per item or $100,000 in the aggregate;

                  (l)      institute or settle any Legal Proceeding;

                  (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied;

                  (n) agree in writing or otherwise to take any of the foregoing actions; or

                  (o) make any Tax election or settle or compromise any material federal, state, local or foreign income Tax liability.

         4.5      ACCESS TO INFORMATION.

                  (a) The Company shall permit representatives of Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and the Subsidiaries) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company.

                  (b) Each of Buyer and Transitory Subsidiary (i) shall treat and hold as confidential any Confidential Information (as defined below),
(ii) shall not use any of the Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Company all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" means any confidential or proprietary information of the Company that is furnished to Buyer or Transitory Subsidiary by the Company in connection with this Agreement and is identified as confidential or proprietary or other information which, by its very nature, is confidential or proprietary, such as computer software, source code and Company financial and customer information ; PROVIDED, HOWEVER, that it shall not include any information (A) which, at the time of disclosure, is available publicly, (B) which, after disclosure, becomes available publicly through no fault of Buyer or Transitory Subsidiary, (C) which Buyer or Transitory Subsidiary knew or to which Buyer or Transitory Subsidiary had access prior to disclosure or (D) which Buyer or Transitory Subsidiary rightfully obtains from a source other than the Company.

         4.6      NOTICE OF BREACHES.

                  (a) From the date of this Agreement until the Effective Time, the Company shall promptly deliver to Buyer supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation or warranty in this Agreement or the Disclosure
Schedule inaccurate or incomplete in any material respect at any time after the date of this Agreement until the Closing Date. No such supplemental information shall be deemed to cure any misrepresentation or breach of warranty or constitute an amendment of any representation or warranty in this Agreement or the Disclosure Schedule; PROVIDED, HOWEVER, that if Buyer chooses to consummate the Merge notwithstanding such disclosure, then such supplemental information shall constitute an amendment of the applicable representation or warranty.

                  (b) From the date of this Agreement until the Effective Time, Buyer shall promptly deliver to the Company supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation or warranty in this Agreement inaccurate or incomplete in any material respect at any time after the date of this Agreement until the Closing Date. No such supplemental information shall be deemed to cure any misrepresentation or breach of warranty or constitute an amendment of any representation or warranty in this Agreement.

         4.7      EXCLUSIVITY.

                  (a) During the term of this Agreement, the Company shall not, and the Company shall require each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than Buyer) concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving the Company, (ii) furnish any non-public information concerning the business, properties or assets of the Company to any party (other than Buyer) except in the Ordinary Course of Business, or (iii) engage in discussions or negotiations with any party (other than Buyer) concerning any such transaction.

                  (b) The Company shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Company is terminating such discussions or negotiations. If the Company receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Company shall, within one business day after such receipt, notify Buyer of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer, and shall notify the other party that the Company is not in a position to discuss such inquiry, proposal or offer at this time.

         4.8 EXPENSES. Except as set forth in Article VI, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; PROVIDED, HOWEVER, that all legal fees and other expenses incurred on behalf of the Company in connection with the transactions contemplated herein (excluding the value of any equity interest held by counsel to the Company) in excess of $50,000 shall be, jointly and severally, borne by the Major Stockholders.

         4.9 REGISTRATION RIGHTS. Buyer shall prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 with respect to at least 40% of the Merger Shares and use its Reasonable Best Efforts to cause such registration statement to become effective no later than September 15, 2000 and to remain effective until the date which is one year from the Closing Date. Subject to securities laws restrictions on sales by affiliates, shares of Buyer Common Stock underlying Assumed Options shall be covered by a Registration Statement on Form S-8 or S-3 (as applicable). Buyer shall pay all of the expenses incurred in connection with the registration, except underwriting commissions and expenses and any costs and expenses of any counsel retained by the former Company Stockholders.

         4.10 CORPORATE LOCATION. On or after the Closing, Buyer shall offer employment to all employees of the Company other than John Murphy on terms no less favorable than given to such employees prior to the Closing. Buyer agrees to maintain the Company's offices (or similar space) in or within 10 miles of Centerville, Massachusetts until the earlier of the second anniversary of the Closing Date or that date when all of such employees wish to work in other of Buyer's offices.

                                   ARTICLE V

                      CONDITIONS TO CONSUMMATION OF MERGER

         5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

                  (a) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

                  (b) this Agreement and the Merger shall have been approved by the Board of Directors of the Company; and

                  (c) this Agreement and the Merger shall have been approved by the Boards of Directors of Buyer and Transitory Subsidiary

         5.2 CONDITIONS TO OBLIGATIONS OF BUYER AND TRANSITORY SUBSIDIARY. The obligation of each of Buyer and Transitory Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by Buyer) of the following additional conditions:

                  (a) the Company shall have obtained (and shall have provided copies thereof to Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices referred to in Section 4.2 which are required on the part of the Company;

                  (b) the representations and warranties of the Company set forth in the first sentence of Section 2.1 and in Section 2.3 and any representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date);

                  (c) the Company shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                  (d) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would
(i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have a Company Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

                  (e) the Company shall have delivered to Buyer and Transitory Subsidiary a certificate (the "COMPANY CERTIFICATE") to the effect that each of the conditions specified in clauses (a) and (b) of Section 5.1 and clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Company or a Subsidiary) of this Section 5.2 is satisfied in all respects;

                  (f) each of the Company Stockholders shall have executed and delivered to Buyer an Investment Representation Letter in the form attached hereto as EXHIBIT A and Buyer shall have no reason to believe that the statements set forth therein are not true;

                  (g) Buyer shall have received from counsel to the Company an opinion with respect to the matters set forth in EXHIBIT B attached hereto, addressed to Buyer and dated as of the Closing Date;

                  (h) Buyer shall have received such other certificates and instruments (including without limitation certificates of good standing of the Company in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

                  (i) Jeffrey Broberg, Steve Craig, Kate Mitchell, Jerry Gauthier, Val Schmidt and Gregg McMullin shall each have entered into a Non-Competition and Non-Solicitation Agreement and Invention and Non-Disclosure Agreement in the forms attached hereto as EXHIBIT C and EXHIBIT D, respectively.

                  (j) John Murphy, Mary Makela and Donald Emery shall have entered into a Non-Solicitation Agreement in the form attached hereto as EXHIBIT E.

                  (k) Jeffrey Broberg shall have entered into the Offer Letter attached hereto as EXHIBIT F.

                  (l) Buyer shall have received copies of the resignations, effective as of the Effective Time, of each director and officer of the Company (other than any such resignations which the Buyer designates, by written notice to the Company, as unnecessary).

                  (m) Buyer shall have received releases from all directors and officers of the Company and Donald Emery, which releases shall be in the form attached hereto as EXHIBIT G.

                  (n) Buyer shall be satisfied, in its sole discretion, that the Merger Shares (and the shares of Buyer Common Stock delivered in the Additional Consideration, if any) may be issued in reliance upon the exemption from registration contained in Regulation D promulgated under the Securities Act and any applicable state blue sky securities laws.

                  (o) All Vested Options shall have been exercised in full by the holders thereof.

         5.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

                  (a) Buyer shall have effected all of the registrations, filings and notices referred to in Section 4.2 which are required on the part of Buyer, except for any which if not obtained or effected would not have a Buyer Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

                  (b) the representations and warranties of Buyer and Transitory Subsidiary set forth in the first sentence of Section 3.1 and Section
3.3 and any representations and warranties of Buyer and Transitory Subsidiary set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Buyer and Transitory Subsidiary set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date);

                  (c) each of Buyer and Transitory Subsidiary shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                  (d) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would
(i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have a Buyer Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

                  (e) Buyer shall have delivered to the Company a certificate (the "BUYER CERTIFICATE") to the effect that each of the conditions specified in clause (c) of Section 5.1 and clauses (a) through (d) (insofar as clause (d) relates to Legal Proceedings involving Buyer) of this Section 5.3 is satisfied in all respects;

                  (f) the Company shall have received such other certificates and instruments (including without limitation certificates of good standing of Buyer and Transitory Subsidiary in their jurisdiction of organization, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

                  (g) the Company shall have received from counsel to Buyer an opinion with respect to the matters set forth in EXHIBIT H attached hereto, addressed to the Company and dated as of the Closing Date.

                                   ARTICLE VI

                                 INDEMNIFICATION

         6.1 INDEMNIFICATION BY THE MAJOR STOCKHOLDERS. Each of the Major Stockholders (the "INDEMNIFYING STOCKHOLDERS") shall severally and not jointly indemnify Buyer in respect of, and hold it harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("DAMAGES") incurred or suffered by the Surviving Corporation or Buyer or any Affiliate thereof resulting from, relating to or constituting:

                  (a) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company contained in this Agreement or the Company Certificate;

                  (b) any failure of any Company Stockholder to have good, valid and marketable title to the issued and outstanding Common Shares issued in the name of such Company Stockholder, free and clear of all Security Interests; or

                  (c) any claim by a stockholder or former stockholder of the Company, or any other person or entity, seeking to assert, or based upon:
(i) ownership or rights to ownership of any shares of stock of the Company; (ii) any rights of a stockholder (other than the right to receive the Merger Shares and the Additional Consideration pursuant to this Agreement or appraisal rights under the applicable provisions of the Corporation Law), including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Certificate of Incorporation or By-laws of the Company; or (iv) any claim that his, her or its shares were wrongfully repurchased by the Company. However, this
Section 6.1(c) shall not apply to claims based upon a breach of this Agreement by Buyer or Transitory Subsidiary.

         6.2 INDEMNIFICATION BY BUYER. Buyer shall indemnify the Company Stockholders in respect of, and hold them harmless against, any and all Damages incurred or suffered by the Company Stockholders resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of Buyer or Transitory Subsidiary contained in this Agreement or Buyer Certificate.

         6.3      INDEMNIFICATION CLAIMS.

                  (a) A party entitled, or seeking to assert rights, to indemnification under this Article VI (an "INDEMNIFIED PARTY") shall give written notification to the party from whom indemnification is sought (an "INDEMNIFYING PARTY") of the commencement of any suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VI may be sought. Such notification shall be given within 20 business days after receipt by the Indemnified Party of notice of such suit or proceeding, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such suit or proceeding and the amount of the claimed damages; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party; PROVIDED THAT (i) the Indemnifying Party may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such suit or proceeding constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VI and (B) the ad damnum is less than or equal to the amount of Damages for which the Indemnifying Party is liable under this Article VI and (ii) the Indemnifying Party may not assume control of the defense of a suit or proceeding involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense (the "NON-CONTROLLING PARTY") may participate therein at its own expense; PROVIDED THAT if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "DAMAGES" for purposes of this Agreement. The party controlling such defense (the "CONTROLLING PARTY") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

                  (b) In order to seek indemnification under this Article VI, an Indemnified Party shall give written notification (a "CLAIM NOTICE") to the Indemnifying Party which contains (i) a description and the amount (the "CLAIMED AMOUNT") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VI for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in paragraph (c) below) in the amount of such Damages.

                  (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "RESPONSE") in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "AGREED AMOUNT") (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer), or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall follow the procedures set forth in Section 6.3(d) for the resolution of such dispute (a "DISPUTE").

                  (d) During the 60-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 60-day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to a mutually acceptable alternative dispute resolution procedure (which may be non-binding or binding upon the parties, as they agree in advance) (the "ADR PROCEDURE"). In the event the Indemnifying Party and the Indemnified Party agree upon an ADR Procedure, such parties shall, in consultation with the chosen dispute resolution service (the "ADR SERVICE"), promptly agree upon a format and timetable for the ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure. The provisions of this
Section 6.3(d) shall not obligate the Indemnifying Party and the Indemnified Party to pursue an ADR Procedure or prevent either such party from pursuing the Dispute in a court of competent jurisdiction; PROVIDED THAT, if the Indemnifying Party and the Indemnified Party agree to pursue an ADR Procedure, neither the Indemnifying Party nor the Indemnified Party may commence litigation or seek other remedies with respect to the Dispute prior to the completion of such ADR Procedure. Any ADR Procedure undertaken by the Indemnifying Party and the Indemnified Party shall be considered a compromise negotiation for purposes of federal and state rules of evidence, and all statements, offers, opinions and disclosures (whether written or oral) made in the course of the ADR Procedure by or on behalf of the Indemnifying Party, the Indemnified Party or the ADR Service shall be treated as confidential and, where appropriate, as privileged work product. Such statements, offers, opinions and disclosures shall not be discoverable or admissible for any purposes in any litigation or other proceeding relating to the Dispute (PROVIDED THAT this sentence shall not be construed to exclude from discovery or admission any matter that is otherwise discoverable or admissible). The fees and expenses of any ADR Service used by the Indemnifying Party and the Indemnified Party shall be shared equally by the Indemnifying Party and the Indemnified Party.

                  (e) Notwithstanding the other provisions of this Section 6.3, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this Article VI, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VI, and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI).

                  (f) For purposes of this Section 6.3 and the last two sentences of Section 6.4, (i) if the Indemnifying Stockholders comprise the Indemnifying Party, any references to the Indemnifying Party (except provisions relating to an obligation to make or a right to receive any payments provided for in Section 6.3 or Section 6.4) shall be deemed to refer to the Indemnification Representatives, and (ii) if the Indemnifying Stockholders comprise the Indemnified Party, any references to the Indemnified Party (except provisions relating to an obligation to make or a right to receive any payments provided for in Section 6.3 or Section 6.4) shall be deemed to refer to the Indemnification Representatives. The Indemnification Representatives shall have full power and authority on behalf of each Indemnifying Stockholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Indemnifying Stockholders under this
Article VI. The Indemnification Representatives shall have no liability to any Indemnifying Stockholder for any action taken or omitted on behalf of the Indemnifying Stockholders pursuant to this Article VI.

         6.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement, the Company Certificate or Buyer Certificate shall (a) survive the Closing and any investigation at any time made by or on behalf of an Indemnified Party and (b) shall expire on the date one year following the Closing Date, except that (i) the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 3.1, 3.2 and 3.3 (and the portion of the Company Certificate or Buyer Certificate relating thereto) shall survive the Closing without limitation and (ii) the representations and warranties set forth in Sections 2.9 and 2.20 (and the portion of the Company Certificate relating thereto) shall survive until 30 days following expiration of all statutes of limitation applicable to the matters referred to therein. For purposes solely of this Article VI, all representations and warranties of the Company in Article II and all representations and warranties of Buyer and Transitory Subsidiary in Article III shall be construed as if the term "material" and any reference to "Company Material Adverse Effect" and "Buyer Material Adverse Effect" (and variations thereof) were omitted from such representations and warranties. If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result a legal proceeding instituted by or written claim made by a third party, the Indemnified Party reasonably expects to incur Damages as a result of a breach of such representation or warranty (an "EXPECTED CLAIM NOTICE"), then such representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party.

         6.5      LIMITATIONS.

                  (a) Notwithstanding anything to the contrary herein, (i) the aggregate liability of the Indemnifying Stockholders, on the one hand, and Buyer, on the other hand, for Damages under this Article VI shall not exceed $19,000,000, (ii) neither the Indemnifying Stockholders nor Buyer shall be liable under this Article VI unless and until the aggregate Damages for which they or it would otherwise be liable exceed $380,000 (at which point the Indemnifying Stockholders and Buyer shall become liable for the aggregate Damages, and not just amounts in excess of $380,000), and (iii) each Major Stockholder's liability under Section 6.1(b) shall not include Damages arising from any failure of any other Major Stockholder to have good, valid and marketable title to the issued and outstanding Common Shares issued in the name of such Major Stockholder, free and clear of all Security Interests; PROVIDED THAT the limitation set forth in clause (ii) above shall not apply to (A) a claim pursuant to Section 6.1(a) relating to a breach of the representations and warranties set forth in Sections 2.1, 2.2, 2.3 or 2.9 (or the portion of the Company Certificate relating thereto) or to a breach of the covenant set forth in Sections 4.7 and 4.8 and (B) a claim pursuant to Section 6.2 relating to a breach of the representations and warranties set forth in Sections 3.1, 3.2, 3.3 (or the portion of Buyer Certificate relating thereto) or to a breach of the covenants set forth in Sections 4.7 and 4.9; PROVIDED, FURTHER, that

                           (X)      Damages incurred by Buyer up to a maximum of
$11,578,617 (or $13,711,520 in the event that the Additional Consideration is paid pursuant to Section 1.6 above) shall be paid first (a) by Jeffrey Broberg, up to a maximum amount of $8,683,963 (or $10,283,640 in the event that the Additional Consideration is paid pursuant to Section 1.6 above), and (b) by Stephen Craig, up to a maximum amount of $2,894,654 (or $3,427,880 in the event that the Additional Consideration is paid pursuant to Section 1.6 above), with Damages of less than such limits being paid by each of Jeffrey Broberg and Stephen Craig pro rata in an amount for each stockholder equal to such Damages multiplied by a fraction, the numerator of which is the number of Common Shares held by such stockholder immediately prior to the Effective Time, and the denominator of which is the total number of Common Shares held by Jeffrey Broberg and Stephen Craig immediately prior to the Effective Time, and

                           (Y)      Damages in excess of $11,578,617 (or
$13,711,520 in the event that the Additional Consideration is paid pursuant to
Section 1.6 above) shall be paid by each of John Murphy, Donald Emery and John Sloane pro rata in an amount for each stockholder equal to such Damages multiplied by a fraction, the numerator of which is the number of Common Shares held by such stockholder immediately prior to the Effective Time, and the denominator of which is the total number of Common Shares held by all three such stockholders immediately prior to the Effective Time and each of John Murphy, Donald Emery and John Sloane shall have no obligation for Damages in excess of such pro rata amount.

                  The Indemnifying Stockholder may tender to Buyer shares of Buyer Common Stock held by the Indemnifying Stockholder in order to compensate Buyer for Damages, and the value of such shares (determined by multiplying the Merger Shares Average Price calculated in connection with the Closing by the number of shares tendered) shall be credited against the amount of such Damages.

                  (b) Except with respect to claims based on fraud, after the Closing, the rights of the Indemnified Parties under this Article VI shall be the exclusive remedy of the Indemnified Parties with respect to third party claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement.

                  (c) No Indemnifying Stockholder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

         6.6 APPOINTMENT, LIABILITY AND AUTHORITY OF INDEMNIFICATION REPRESENTATIVES; SUCCESSORS AND ASSIGNEES.

                  (a) Each of Donald Emery, John Murphy and John M. Sloane agree to act as the Indemnification Representatives (the "INDEMNIFICATION REPRESENTATIVES"). Each of the Indemnifying Stockholders consent to the appointment of the Indemnification Representatives as their representatives for purposes of Article VI of this Agreement and as attorneys-in-fact and agents for and on behalf of each Indemnifying Stockholder.

                  (b) The Indemnification Representatives shall incur no liability to the Indemnifying Stockholders with respect to any action taken or suffered by them in reliance upon any note, direction, instruction, consent, statement or other documents believed by them to be genuinely and duly authorized, nor for other action or inaction except their own willful misconduct or gross negligence. The Indemnification Representatives may, in all questions arising under this Agreement, rely on the advice of counsel (the expenses of which shall be borne by the Indemnifying Stockholders on a pro rata basis based on the ownership of the Company immediately prior to the Merger) and the Indemnification Representatives shall not be liable to the Indemnifying Stockholders for anything done, omitted or suffered in good faith by the Indemnification Representatives based on such advice.

                  (c) In the event of the death or permanent disability of any Indemnification Representative, or his or her resignation as an Indemnification Representative, a successor Indemnification Representative shall be appointed by the other Indemnification Representative or, absent its appointment, a successor Indemnification Representative shall be elected by a majority vote of the Indemnifying Stockholders, with each such Indemnifying Stockholder (or his, her or its successors or assigns) to be given a vote equal to the number of votes represented by the Common Shares held by such Indemnifying Stockholder immediately prior to the Effective Time. Each successor Indemnification Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Indemnification Representatives, and the term "Indemnification Representatives" as used herein shall be deemed to include successor Indemnification Representatives.

                  (d) The Indemnification Representatives, acting jointly but not singly, shall have full power and authority to represent the Indemnifying Stockholders, and their successors, with respect to all matters arising under this Agreement and all actions taken by any Indemnification Representative hereunder shall be binding upon the Indemnifying Stockholders, and their successors, as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Indemnification Representatives, acting together, shall have full power and authority to interpret all of the terms and provisions of this Agreement and to compromise any claims asserted hereunder, on behalf of the Indemnifying Stockholders and their successors. All actions to be taken by the Indemnification Representatives hereunder shall be evidenced by, and taken upon, the written direction of a majority thereof.

                                   ARTICLE VII

                                   TERMINATION

         7.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement prior to the Effective Time (whether before or after Requisite Stockholder Approval), as provided below:

                  (a) the Parties may terminate this Agreement by mutual written consent;

                  (b) Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (b) or (c) of Section 5.2 not to be satisfied and (ii) is not cured within 20 days following delivery by Buyer to the Company of written notice of such breach;

                  (c) the Company may terminate this Agreement by giving written notice to Buyer in the event Buyer or Transitory Subsidiary is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (b) or (c) of Section 5.3 not to be satisfied and (ii) is not cured within 20 days following delivery by the Company to Buyer of written notice of such breach;

                  (d) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Company Stockholders have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger failed to receive the Requisite Stockholder Approval;

                  (e) Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before April 5, 2000 by reason of the failure of any condition precedent under Sections 5.1 or 5.2 hereof (unless the failure results primarily from a breach by Buyer or Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement); or

                  (f) the Company may terminate this Agreement by giving written notice to Buyer and Transitory Subsidiary if the Closing shall not have occurred on or before April 5, 2000 by reason of the failure of any condition precedent under Sections 5.1 or 5.3 hereof (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement).

         7.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 7.1, all obligations, except obligations pursuant to Section 4.5(b), of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for willful breaches of this Agreement).

                                  ARTICLE VIII

                                   DEFINITIONS

         For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below:

         Defined Term                                          Section
         ------------                                          -------

         Additional Consideration                              1.6(b)(i)
         Additional Consideration Average Price                1.6(b)(i)
         ADR Procedure                                         6.3(d)
         ADR Service                                           6.3(d)
         Advisor                                               4.8
         Affiliate                                             2.14(a)(vii)
         Agreed Amount                                         6.3(c)
         Agreement                                             Introduction
         Assumed Options                                       1.9(a)
         Buyer                                                 Introduction
         Buyer Certificate                                     5.3(e)
         Buyer Common Stock                                    1.5(a)
         Buyer Material Adverse Effect                         3.1
         Buyer Reports                                         3.5
         CERCLA                                                2.21(a)
         Certificates                                          1.8
         Certificate of Merger                                 1.1
         Claim Notice                                          6.3(b)
         Claimed Amount                                        6.3(b)
         Closing                                               1.2
         Closing Date                                          1.2
         Code                                                  Introduction
         Common Shares                                         1.5(a)
         Company                                               Introduction
         Company Certificate                                   5.2(f)
         Company Intellectual Property                         2.13(a)
         Company Material Adverse Effect                       2.1
         Company Stockholders                                  1.3(d)
         Confidential Information                              4.5(b)
         Contingent Event                                      1.6(b)(ii)
         Controlling Party                                     6.3(a)
         Conversion Ratio                                      1.5(a)

         Corporation Law                                       1.1
         Customer Deliverables                                 2.13(a)
         Damages                                               6.1
         Disclosure Schedule                                   Article II
         Dispute                                               6.3(c)
         Dissenting Shares                                     1.7(a)
         Effective Time                                        1.1
         Employee Benefit Plan                                 2.20
         Environmental Law                                     2.21(a)
         ERISA                                                 2.20
         Exchange Act                                          2.14(a)(vii)
         Expected Claim Notice                                 6.4
         Financial Statements                                  2.6
         GAAP                                                  2.6
         Governmental Entity                                   2.4
         Indemnification Representative                        6.6(a)
         Indemnified Party                                     6.3(a)
         Indemnifying Party                                    6.3(a)
         Indemnifying Stockholders                             6.1
         Intellectual Property                                 2.13(a)
         Internal Systems                                      2.13(a)
         Legal Proceeding                                      2.18
         Major Stockholders                                    4.3
         Materials of Environmental Concern                    2.21(b)
         Merger                                                1.1
         Merger Consideration                                  1.5(c)
         Merger Shares                                         1.5(a)
         Merger Shares Average Price                           1.5(a)
         Most Recent Balance Sheet                             2.8
         Most Recent Balance Sheet Date                        2.6
         Non-controlling Party                                 6.3(a)
         Options                                               2.2(a)
         Ordinary Course of Business                           2.4
         Parties                                               Introduction
         Permits                                               2.24
         Plans                                                 1.9(a)
         Reasonable Best Efforts                               4.1
         Registration Statement                                3.5
         Response                                              6.3(c)
         Requisite Stockholder Approval                        2.3
         SEC                                                   3.5
         Securities Act                                        2.2(c)
         Security Interest                                     2.4
         Software                                              2.13(e)

         Subsidiary                                            2.5(a)
         Surviving Corporation                                 1.1
         Taxes                                                 2.9(a)(i)
         Tax Returns                                           2.9(a)(ii)
         Transitory Subsidiary                                 Introduction
         Vested Options                                        1.9(a)

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

         9.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that (a) the provisions in Article I concerning issuance of the Merger Shares and Article VI concerning indemnification are intended for the benefit of the Company Stockholders.

         9.3 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

         9.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; PROVIDED THAT Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of Buyer.

         9.5 COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

         9.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

     IF TO THE COMPANY:                                            COPY TO:

     EObject, Inc.                               Hill & Barlow
     1600 Falmouth Road, Suite 3                 One International Place
     Centerville, MA  02632                      Boston, MA  02110
     Attn:  President                            Attn:  Dennis W. Townley, Esq.

     IF TO BUYER OR TRANSITORY SUBSIDIARY:       COPY TO:

     SilverStream Software, Inc.                 Hale and Dorr LLP
     One Burlington Woods, Suite 200             60 State Street
     Burlington, MA  01803                       Boston, MA  02109
     Attn:  Chief Financial Officer              Attn:  John H. Chory, Esq.

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the Commonwealth of Massachusetts.

         9.9 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; PROVIDED, HOWEVER, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to any restrictions contained in the Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         9.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         9.11 SUBMISSION TO JURISDICTION. Each of the Parties (a) submits to the jurisdiction of any state or federal court sitting in Boston, Massachusetts in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.7. Nothing in this Section 9.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

         9.12     CONSTRUCTION.

                  (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

                  (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.





                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SILVERSTREAM  SOFTWARE, INC.               the "Indemnification Representatives"

By:  /s/ Craig A. Dynes                      /s/ John W. Murphy
   --------------------------------        -------------------------------------
                                           John W. Murphy
Title:
      -----------------------------

EOBJECT ACQUISITION CORP.                    /s/ Donald K. Emery
                                           -------------------------------------
By:  /s/ Craig A. Dynes                    Donald K. Emery
   --------------------------------

Title:                                       /s/ John M. Sloane
      -----------------------------        -------------------------------------
                                           John M. Sloane
EOBJECT, INC.

By:  /s/ John W. Murphy
   --------------------------------

Title:   President
      -----------------------------

the "Major Stockholders"

  /s/ Jeffrey C. Broberg
-----------------------------------
Jeffrey C. Broberg

  /s/ John M. Murphy
-----------------------------------
John W. Murphy

  /s/ Stephen Craig
-----------------------------------
Stephen Craig

  /s/ Donald K. Emery
-----------------------------------
Donald K. Emery

  /s/ John M. Sloane
-----------------------------------
John M. Sloane